Exhibit 23.2
Consent of Independent Auditor
We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-3 of Finance of America Companies Inc. of our report dated March 31, 2023, relating to the consolidated financial statements of American Advisors Group, which appears in the Current Report on Form 8-K/A of Finance of America Companies Inc., dated June 14, 2023.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ RSM US LLP
Las Vegas, Nevada
August 18, 2023